Filed Pursuant to Rule 424(b)(5)

Registration. No. 333-251307

PROSPECTUS SUPPLEMENT

(To the Prospectus dated December 29, 2020)

Up to $15,000,000

Common Stock

BK Technologies Corporation

We have entered into a sales agreement (the “Sales Agreement”) with ThinkEquity LLC (“ThinkEquity” or the “Sales Agent”), dated January 31, 2023, relating to the sale of shares of our common stock, $0.60 par value per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of up to $15,000,000 through or to the Sales Agent, acting as sales agent or principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell shares of our common stock by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American to sell such shares of our common stock. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of our common stock equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our common stock is traded on the NYSE American under the symbol “BKTI.” On January 27, 2023, the last reported sale price of our common stock on the NYSE American was $3.61 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $47,093,000 based on 13,265,601 shares of outstanding common stock held by non-affiliates and a per share price of $3.55, the closing price of our common stock on January 17, 2023, which is the highest closing price of our common stock on the NYSE American within the prior 60 days. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.  We are thus currently eligible to offer and sell up to an aggregate of approximately $15,698,000 of our common stock pursuant to General Instruction I.B.6 of Form S-3.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference herein and future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE ACCOMPANYING BASE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

ThinkEquity

The date of this prospectus supplement is January 31, 2023

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to an “at the market offering” of shares of our common stock. Before purchasing any shares of our common stock offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference.”

On December 11, 2020, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3, which was amended on December 21, 2020 (File No. 333-251307), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on December 29, 2021. Under this shelf registration process, we may, from time to time, offer and sell up to $50 million of our common stock and other securities, including this “at the market offering.” As of January 31, 2023, we previously sold $11,559,000 of our common stock and other securities under that shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this “at the market offering” of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. The second part, the accompanying base prospectus dated December 29, 2020, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement. In particular, with respect to any information contained in this prospectus supplement, on the one hand, and information in the accompanying base prospectus or documents incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the Sales Agent has not, authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying base prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying base prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the accompanying base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the accompanying base prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “we,” “our,” “us,” “the Company,” or “BK” are to BK Technologies Corporation, a Nevada corporation, together with our consolidated subsidiaries.

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SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

We are a holding company that, through BK Technologies, Inc., our operating subsidiary, provides public safety grade communications products and services which make first responders safer and more efficient. All operating activities described herein are undertaken by our operating subsidiary. In business for over 70 years, BK is organized into two business units; Radio and SaaS.

The Radio business unit designs, manufactures and markets American-made wireless communications products consisting of two-way land mobile radios (“LMRs”). Two-way LMRs can be radios that are hand-held (portable) or installed in vehicles (mobile). Generally, BK Technologies-branded products serve the government markets including but not limited to emergency response, public safety, homeland security and military customers of federal, state and municipal government agencies, as well as various industrial and commercial enterprises. We believe that our products and solutions provide superior value by offering a high specification, ruggedized, durable, reliable, feature rich, Project 25 (P25) compliant radio at a lower cost relative to comparable offerings.

The SaaS business unit focuses on delivering innovative, public safety smartphone applications which operate ubiquitously over the public cellular networks. Our BKRplay branded smartphone application offers multiple services which make the first responder safer and more efficient. When tethered to our radios, the combined solution offers an enhanced user experience which can drive additional sales of our BKR series radios. InteropONE is BK’s branded Push-to-talk-Over-Cellular (POC) SaaS service. First introduced in October 2022, InteropONE provides emergency management personnel the ability to dynamically establish voice and group communications between at-large smartphone users.

We were incorporated under the laws of the State of Nevada on October 24, 1997. We are the resulting corporation from the reincorporation merger of our predecessor, Adage, Inc., a Pennsylvania corporation, which reincorporated from Pennsylvania to Nevada effective as of January 30, 1998. Effective on June 4, 2018, we changed our corporate name from “RELM Wireless Corporation” to “BK Technologies, Inc.” On March 28, 2019, we implemented a holding company reorganization. The reorganization created a new holding company, BK Technologies Corporation, which became the new parent company of BK Technologies, Inc. BK Technologies Corporation’s only significant assets are the outstanding equity interests in BK Technologies, Inc. and any other future subsidiaries of BK Technologies Corporation. The holding company reorganization was intended to create a more efficient corporate structure and increase operational flexibility.

Recent Developments

Accounts Receivable Financing

On November 22, 2022, certain of our subsidiaries (the “Subsidiaries”) entered into an Invoice Purchase and Security Agreement (the “PSA”) with Alterna Capital Solutions LLC (the “Lender”) providing for the purchase by the Lender of certain of the Subsidiaries’ accounts receivable.

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Pursuant to the PSA, the Subsidiaries agreed to sell eligible accounts receivable to the Lender for an amount equal to the face amount of each account receivable less a reserve percentage. The maximum amount potentially available to be deployed by the Lender at any given time is $15 million. The Subsidiaries also agreed to pay a funds usage fee equal to the per annum rate equal to the sum of the prime rate plus 1.85% of the unpaid face amount due on all purchased accounts receivable, minus a reserve account. The Subsidiaries granted the Lender a security interest in all of their respective personal property to secure their obligations under the PSA.

The PSA provides for an initial twelve (12) month term, followed by automatic annual renewal terms unless the Subsidiaries provide written notice pursuant to the PSA prior to the end of any term.

In connection with the PSA, the Subsidiaries delivered a Guaranty cross-guarantying the prompt payment and performance of the liabilities and obligations of the other Subsidiary to the Lender under the PSA, and we delivered a Commercial Guaranty to the Lender, guaranteeing the prompt payment and performance of the liabilities and obligations of the Subsidiaries to the Lender under the PSA.

The outstanding balance under the PSA as of December 31, 2022 was $5,992,000.

Corporate Information

Our principal executive offices are located at 7100 Technology Drive, West Melbourne, Florida 32904 and our telephone number is (321) 984-1414. Our website is www.bktechnologies.com. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus or the registration statement to which it forms a part.

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THE OFFERING

Shares of Common Stock Offered	Shares of common stock having an aggregate offering price of up to $15,000,000.

Shares of Common Stock Outstanding Prior to this Offering	16,984,297 shares of common stock

Shares of Common Stock Outstanding Following this Offering

Up to 21,209,649 shares of common stock, assuming the sale of up to 4,225,352 shares at a price of $3.55 per share, which was the closing price of our common stock on the NYSE American on January 17,  2023. The actual number of shares issued and sold, if any, will vary depending on the sales prices under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as sales agent or principal. See the section titled “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds that we receive from this offering, if any, for general corporate purposes and working capital. See “Use of Proceeds” for additional information.

NYSE American Ticker Symbol	BKTI

Risk Factors

An investment in our common stock involves a high degree of risk.  See the section entitled “Risk Factors” included in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 16,984,297 shares of our common stock outstanding as of the date of this prospectus supplement, and excludes the following:

•	1,001,500 shares of common stock issuable upon exercise of options to purchase shares of common stock outstanding as of the date of this prospectus, with a weighted-average exercise price of $3.10 per share;

•	1,463,388 shares of common stock reserved for future issuance as of the date of this prospectus under our 2017 Incentive Compensation Plan, effective as of March 27, 2017, as amended (the “2017 Plan”); and

•	205,644 shares of common stock reserved for issuance upon the vesting of restricted stock units (“RSUs”) issued under the 2017 Plan.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain or may include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. For these purposes, any statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus supplement or the accompanying prospectus or incorporated herein or therein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including, but not limited to, those discussed in the “Risk Factors” sections contained in Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the documents incorporated by reference herein and the following risks and uncertainties: changes or advances in technology and our ability to adapt to such changes; the success of our land mobile radio (“LMR”) product line; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, and the ongoing effects of the COVID-19 pandemic; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government, which are highly regulated and subject to termination and oversight audits by government representatives that could result in adverse findings and negatively impact our business, and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; having a large stockholder that might have interests that differ from the interests of our other stockholders; risks associated with our general investment strategy; the impact of the COVID-19 pandemic on the companies in which we hold investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation, including reputational risks in the event we are unable to obtain conflict-free components; impact of government regulation; rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches, cyber-attacks and other factors impacting our or our distributors’, manufacturers’, suppliers’ and other partners’ technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our Common Stock (as defined below). Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, its impact on the land mobile radio industry, and the worsening economic environment.

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Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus supplement or the accompanying prospectus and the documents incorporated into this prospectus supplement or the accompanying prospectus by reference, you should consider the factors discussed above and under the heading “Risk Factors” contained in this prospectus in evaluating any forward-looking statements, and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and except as required by U.S. federal securities laws or other applicable law, we do not intend to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment in our common stock, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement and the accompanying base prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our common stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering

The number of shares of our common stock available for future issuance or sale could adversely affect the per share trading price of our common stock.

We cannot predict whether future issuances or sales of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The issuance of a substantial number of shares of our common stock in the public market or the perception that such issuances might occur could adversely affect the per share trading price of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our share price may be volatile and could decline substantially.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Many factors may cause the market price for our common stock to decline, including:

•	announcements of technological innovations or new products by us or others;

•	announcements by us of significant acquisitions, strategic partnerships, in-licensing, out-licensing, joint ventures or capital commitments

•	the developments of the businesses and projects of our subsidiaries;

•	protections available in respect of our intellectual property rights;

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•	public concern as to the safety of the equipment we sell;

•	the volatility of market prices for shares of public communication or land radio companies generally;

•	the impact of government shutdowns, budget limitations and compliance with regulations;

•	developments concerning intellectual property rights or regulatory approvals;

•	variations in our and our competitors’ results of operations;

•	changes in revenues, gross profits and earnings announced by us;

•	changes in estimates or recommendations by securities analysts, if our securities are covered by analysts;

•	changes in government regulations; and

•	general market conditions and other factors, including factors unrelated to our operating performance.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common Stock may also lead to de-listing of our common stock.

Although we have not previously been involved in securities class action litigation as a result of market volatility, if we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations, financial condition and reputation. These factors may materially and adversely affect the market price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business, financial results, operating results and/or cash flow and could cause the price of our common stock to decline.

Our outstanding options and warrants, and the availability for resale of certain of the underlying shares, may adversely affect the trading price of our common stock.

Our outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders thereof may exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding securities. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants would also dilute the ownership interests of our existing stockholders.

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Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, investment activities, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our Common Stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

While we have historically paid dividends on our common stock, the payment of future dividends is not guaranteed and is subject to the discretion of our Board of Directors who may decide to cease future dividends based on various factors, including the Company’s operating results, financial condition, anticipated capital requirements, the failure to receive dividends from the Company’s operating subsidiary and other factors deemed relevant by the Board.

We have paid quarterly cash dividends during the prior twenty six consecutive quarters. The declaration and payment of cash dividends, if any, is subject to the discretion of the Board of Directors (the “Board”). The Board’s final determination as to whether to declare and pay dividends is based upon its consideration of our operating results, financial condition and anticipated capital requirements, as well as such other factors it may deem relevant.

We receive dividends from our wholly-owned subsidiary, BK Technologies, Inc., to fund the quarterly cash dividends to our stockholders. If the Company does not receive dividends from BK Technologies, Inc., it may not be able to pay dividends to its stockholders.

We may not be able to maintain our NYSE American listing

Our common stock has been listed on the NYSE American since 2005. If we are unable to satisfy the continued listing standards of the NYSE American, which include, among others, minimum stockholders’ equity, market capitalization, pre-tax income and per share sales price, our common stock may be delisted. If our common stock is delisted, we would be forced to have our common stock quoted on the OTC Markets or some other quotation medium, depending on our ability to meet the specific requirements of those quotation systems. In that case, we may lose some or all of our institutional investors, and selling our common stock on the OTC Markets would be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of our common stock. If this happens, we will have greater difficulty accessing the capital markets to raise any additional necessary capital.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $15,000,000 of shares of our common stock are sold at the assumed offering price of $3.55 per share (the last reported sale price of our common stock on the NYSE American on January 17, 2023), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.07 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2022 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants, stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page S-12 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $15,000,000 from time to time under this prospectus supplement and accompanying base prospectus and the Sales Agreement. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds, if any, from this offering for general corporate purposes and working capital. Our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have paid quarterly cash dividends during the prior twenty six consecutive quarters. The declaration and payment of cash dividends, if any, is subject to the discretion of the Board. The Board’s final determination as to whether to declare and pay dividends is based upon its consideration of our operating results, financial condition and anticipated capital requirements, as well as such other factors it may deem relevant.

We receive dividends from our wholly-owned subsidiary, BK Technologies, Inc., to fund the quarterly cash dividends to our stockholders. If the Company does not receive dividends from BK Technologies, Inc., it may not be able to pay dividends to its stockholders.

Accordingly, while we have previously paid quarterly cash dividends, such continued payment rests within the discretion of the Board and there are various factors which could result in a decision to cease paying such dividends.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022:

•	on an actual basis;

•

on an as adjusted basis to reflect the issuance of 4,225,352 shares of our common stock in this offering at an assumed sales price of $3.55 per share (which was the closing price of our common stock on the NYSE American on January 17, 2023), after deducting, in each case, commissions and estimated offering expenses payable by us, and the receipt by us of the proceeds of such sale.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of September 30, 2022
	Actual	As Adjusted
	(unaudited)	(unaudited)
(in thousands USD)
Cash and cash equivalents	$4,034	$18,436
Stockholders’ equity:
Common stock, $0.60 par value; 50,000,000 shares authorized; 18,434,697 shares issued and 16,984,297 outstanding (actual); 22,660,049 shares issued and 21,209,649 outstanding (as-adjusted)	11,061	13,596
Additional paid-in capital	36,352	48,817
Treasury Shares	(5,402)	(5,402)
Accumulated deficit	(21,018)	(21,018)
Total shareholders’ equity	$20,993	$35,993

The “as adjusted” information set forth above is based on an assumed offering price of $3.55 per share.  The actual offering price(s) at which shares may be sold in this offering and the actual number of shares to be sold in this offering may vary based on prevailing market conditions at the time(s) of sale.

The above table and discussion excludes the following:

•

1,001,500 shares of common stock issuable upon exercise of options to purchase shares of common stock outstanding as of the date of this prospectus, with a weighted-average exercise price of $3.10 per share

•	1,463,388 shares of common stock reserved for future issuance as of the date of this prospectus under the 2017 Plan; and

•	205,644 shares of common stock reserved for issuance upon the vesting of RSUs issued under the 2017 Plan.

S-11

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.  Net tangible book value per share after this offering is determined by subtracting our total liabilities from the total book value of our tangible assets (excludes our deferred tax asset) and dividing the difference by the number of shares of common stock deemed to be outstanding, after giving effect to this offering and the application of the proceeds from this offering as described in "Use of Proceeds". Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2022 was approximately $16,877,000, or $0.99 per share.

After giving effect to the adjustments described in the “Capitalization” section including the sale of our common stock during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $15,000,000 at an assumed offering price of $3.55 per share, the last reported sale price of our common stock on the NYSE American on January 17, 2023, and after deducting commissions and estimated aggregate offering expenses payable by us, on an as-adjusted basis assuming 21,209,649 outstanding common shares, consisting of shares outstanding as of September 30, 2022, our net tangible book value as of September 30, 2022 would have been approximately $31,329,000, or approximately $1.48 per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.49 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $2.07 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of September 30, 2022:

Assumed sales price per share	$3.55
Net tangible book value per share of common stock at September 30, 2022	$0.99
Increase in net tangible book value per share as a result of this offering	$0.49
As-Adjusted Net tangible book value per share as of September 30, 2022 after this offering	$1.48
Dilution in net tangible book value per share to new investors in this offering	$2.07

The “as adjusted” information set forth above is based on an assumed offering price of $3.55 per share.  The actual offering price(s) at which shares may be sold in this offering and the actual number of shares to be sold in this offering may vary based on prevailing market conditions at the time(s) of sale.

The above table and discussion excludes the following:

•

1,001,500 shares of common stock issuable upon exercise of options to purchase shares of common stock outstanding as of the date of this prospectus, with a weighted-average exercise price of $3.10 per share

•	1,463,388 shares of common stock reserved for future issuance as of the date of this prospectus under the 2017 Plan; and

•	205,644 shares of common stock reserved for issuance upon the vesting of RSUs issued under the 2017 Plan.

S-12

PLAN OF DISTRIBUTION

We entered into a Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to $15,000,000 of our common stock through or to the Sales Agent as sales agent or principal. The Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K dated the date of this prospectus supplement and is incorporated herein by reference. Sales of our common stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of our common stock. The aggregate compensation payable to the Sales Agent shall be equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement.  We have paid an expense deposit of $15,000 to the Sales Agent, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the Sales Agent in connection with this offering, including but not limited to the fees and expenses of the counsel to the Sales Agent, and will be reimbursed to us to the extent not incurred in compliance with Financial Industry Regulatory Authority (FINRA) Rule 5110(g)(4)A). We also have agreed to reimburse the Sales Agent up to a maximum of $50,000 for its costs and expenses relating to the Sales Agreement, including legal expenses.   Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The total expenses of the offering payable by us, excluding commissions and costs and expenses related to the Sales Agreement payable to the Sales Agent under the Sales Agreement, is $98,000.

Unless the parties agree otherwise, settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement, to sell our common stock. In connection with the sales of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement and this prospectus supplement or as otherwise permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon ten days’ prior written notice.

Our common stock is listed on the NYSE American under the trading symbol “BKTI.” The transfer agent for our common stock is American Stock Transfer & Trust Company LLC, 6201 15th Ave, Brooklyn, NY 11219 ·

We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of shares of common stock during the relevant period.

S-13

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus electronically.

Right of First Refusal

For a period of twelve (12) months from the date of the Sales Agreement, we agreed to grant to the Sales Agent, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Sales Agent’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period for us, or any successor to or any subsidiary of us, on terms agreed to by both us and the Sales Agent. The Sales Agent will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Other Relationships

The Sales Agent and its affiliates, have in the past provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country.

S-14

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed on for us by Holland & Hart LLP, Las Vegas, Nevada.  Certain legal matters in connection with this offering will be passed on for the Sales Agent by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of MSL, P.A., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.fgfinancial.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the common stock that we will offer. This prospectus supplement and the accompanying base prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus supplement and the accompanying base prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge at the SEC’s website.

S-15

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(1)

our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 17, 2022 as well as Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2021, filed on April 29, 2022;

(2)	our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2022, filed on May 12, 2022;

(3)	our Quarterly Report on Form 10-Q for the Quarter ended June 30, 2022, filed on August 11, 2022;

(4)	our Quarterly Report on Form 10-Q for the Quarter ended September 30, 2022 filed on November 4, 2022;

(5)

our Current Report on Form 8-K, filed on March 17, 2022; our Current Report on Form 8-K filed on April 7, 2022, our Current Report on Form 8-K filed on April 21, 2022; our Current Report on Form 8-K filed on May 13, 2022; our Current Report on Form 8-K filed on June 6 2022; our Current Report on Form 8-K filed on June 30, 2022; our Current Report on Form 8-K filed on July 7, 2022; our Current Report on Form 8-K filed on August 16, 2022, our Current Report on Form 8-K filed on September 29, 2022, our Current Report on Form 8-K filed on November 3, 2022, our Current Report on Form 8-K filed on November 9, 2022. and our Current Report on Form 8-K filed on November 30, 2022.

(6)

the description of our shares of common stock contained in (i) our Registration Statement on Form 8-A, as filed with the SEC on October 13, 2005, including any amendment or report filed for the purpose of updating such description and (ii) Exhibit 4.1—Description of the Common Stock of BK Technologies Corporation Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 17, 2022; and

(7)	our Definitive Proxy Statement on Schedule 14A filed on May 16, 2022.

Whenever after the date of filing the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, and until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus supplement from the time they are filed. Any statements made in this prospectus supplement or the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Nothing in this prospectus supplement will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement, but not delivered with the prospectus supplement, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to our principal executive offices at the following address:

BK Technologies Corporation

Attention: Investor Relations

7100 Technology Drive

West Melbourne, FL 32904

Telephone: (321) 984-1414

S-16

PROSPECTUS

$50,000,000

BK Technologies Corporation

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Depositary Shares

Warrants

Units

We may from time to time offer up to $50,000,000 of the securities listed above in one or more offerings in amounts, at prices and on terms determined at the time of such offering or offerings. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus provides you with a general description of the securities and the general manner in which such securities may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS.

Our common stock is listed on the NYSE American under the symbol “BKTI”. On December 7, 2020, the last reported sale price of our common stock on the NYSE American was $3.05 per share.

As of December 7, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was $15,323,853, based on 12,511,966 shares of outstanding common stock, of which 7,487,752 shares were held by affiliates, and a per share price of $3.05, based on the closing sale price of our common stock on December 7, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement in a public primary offering with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

You should carefully read this prospectus, any applicable prospectus supplement and the information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities in a primary offering by us unless it is accompanied by a prospectus supplement that describes the securities being offered.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” or “the Company” are to BK Technologies Corporation, a Nevada corporation, together with our consolidated subsidiaries.

1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements regarding the Company and represent our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “would,” “may,” “might,” “seek,” “are encouraged,” or other similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Item 1A in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and the following risks and uncertainties: changes or advances in technology; the success of our land mobile radio (“LMR”) product line; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, and the ongoing effects of the COVID-19 pandemic; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; the impact of the COVID-19 pandemic on the companies in which we hold investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our Common Stock (as defined below). Some of these factors and risks have been, and may further be, exacerbated by the COVID-19 pandemic. We assume no obligation to publicly update or revise any forward-looking statements made in this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise, after the date of this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements.

Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider the factors discussed under the heading “Risk Factors” contained in this prospectus in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

2

BK TECHNOLOGIES CORPORATION

We are a holding company that, through BK Technologies, Inc., our operating subsidiary, provides two-way radio communications equipment of high quality and reliability. In business for over 70 years, we design, manufacture and market wireless communications products consisting of two-way LMRs, repeaters, base stations and related components and subsystems. Two-way LMRs can be units that are hand-held (portable) or installed in vehicles (mobile). Repeaters expand the range of two-way LMRs, enabling them to operate over a wider area. Base station components and subsystems are installed at radio transmitter sites to improve performance by enhancing the signal and reducing or eliminating signal interference and enabling the use of one antenna for both transmission and reception. We employ both analog and digital technologies in our products.

Our digital technology is compliant with the Project 25 standard (“P-25”) for digital LMR equipment. The P-25 has been adopted by representatives from the Association of Public-Safety Communications Officials-International, the National Association of State Technology Directors, the United States Federal Government and other public safety user organizations. Our P-25 digital products and our analog products function in the very high frequency (136MHz – 174MHz), ultra-high frequency (380MHz – 470MHz, 450MHz – 520MHz), and 700-800 MHz bands. Our P-25 KNG and KNG2 Series mobile and portable digital radios have been validated under the P-25 Compliance Assessment Program (“CAP”) as being P-25 compliant and interoperable with the communications network infrastructure of six of our competitors. Since we do not provide our own communications network infrastructure, we believe CAP validation provides confidence for federal, state and local emergency response agencies that our products are a viable and attractive alternative for use on the infrastructure of our competitors.

We offer products under the brand names BK Radio and RELM. Generally, BK Technologies and BK Radio-branded products serve the government and public safety market, while RELM-branded products serve the business and industrial market. We believe that we provide superior value to a wide array of customers with demanding requirements, including, for example, emergency response, public safety, homeland security and military customers of federal and state government agencies, as well as various commercial enterprises. Our two-way radio products excel in applications with harsh and hazardous conditions. They provide high-specification performance, durability and reliability at a lower cost relative to comparable offerings.

We were incorporated under the laws of the State of Nevada on October 24, 1997. We are the resulting corporation from the reincorporation merger of our predecessor, Adage, Inc., a Pennsylvania corporation, which reincorporated from Pennsylvania to Nevada effective as of January 30, 1998. Effective on June 4, 2018, we changed our corporate name from “RELM Wireless Corporation” to “BK Technologies, Inc.” On March 28, 2019, we implemented a holding company reorganization. The reorganization created a new holding company, BK Technologies Corporation, which became the new parent company of BK Technologies, Inc. BK Technologies Corporation’s only significant assets are the outstanding equity interests in BK Technologies, Inc. and any other future subsidiaries of BK Technologies Corporation. The holding company reorganization was intended to create a more efficient corporate structure and increase operational flexibility.

Our principal executive offices are located at 7100 Technology Drive, West Melbourne, Florida 32904 and our telephone number is (321) 984-1414. Our website is www.bktechnologies.com. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

 An investment in our securities involves various risks. Before making an investment in our securities, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated herein by reference, as well as the information contained in this prospectus and in any prospectus supplements relating to particular offers of securities. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.

USE OF PROCEEDS

 We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless otherwise indicated in a prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, operational purposes and potential acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose.

 The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement or free writing prospectus relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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DESCRIPTION OF CAPITAL STOCK

The following summarizes the terms and provisions of our authorized capital stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the Company’s articles of incorporation (“Articles of Incorporation”) and bylaws (“Bylaws”), which the Company has previously filed with the SEC, and applicable Nevada law.

Authorized Capital Stock

The Company’s authorized capital stock consists of 20,000,000 common shares, par value $0.60 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).

Under Nevada law, stockholders generally are not personally liable for a corporation’s debts or liabilities.

Common Stock

Exchange and Trading Symbol

The Common Stock is listed for trading on the NYSE American under the trading symbol “BKTI.”

Rights, Preferences and Privileges

All outstanding shares of Common Stock are duly authorized, fully paid and nonassessable. Holders of Common Stock have no preemptive, conversion, redemption, subscription or similar rights, and there are no sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate and issue in the future.

Voting Rights

Holders of Common Stock are entitled to one vote for each share held of record on all matters properly submitted to a vote of the Company’s stockholders, including the election of directors, and do not have any cumulative voting rights. Directors are elected by a plurality of the votes cast by the holders of Common Stock. Except as otherwise required by law, all other matters brought to a vote of the holders of Common Stock are determined by a majority of the votes cast and, except as may be provided with respect to any other outstanding class or series of the Company’s stock, the holders of shares of Common Stock possess the exclusive voting power.

Dividends

Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in the net assets legally available for distribution to the Company’s stockholders, if any, remaining after the payment or provision for the payment of all debts and other liabilities of the Company, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of Preferred Stock.

Preferred Stock

The Company’s Articles of Incorporation authorize the Company’s Board of Directors, subject to certain limitations prescribed by law and without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of Preferred Stock, par value $1.00 per share. The Preferred Stock may be issued in one or more series. Each series of Preferred Stock may have different designations, rights and preferences and qualifications, limitations and restrictions that may be established by the Board of Directors without approval from the Company’s stockholders, including, without limitation, the number of shares to be issued in a series, dividend rights and rates, conversion rights, voting rights, liquidation preferences and redemption terms.

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Anti-Takeover Provisions

Nevada Law

Nevada Business Combination Statute. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “business combination” transactions with any interested stockholder for a period of two years after the date that the person first become an interested stockholder, unless the business combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder, or the business combination is approved by the board of directors and thereafter is approved at a meeting of the corporation’s stockholders by the affirmative vote of at least 60% of the outstanding voting power of the corporation held by disinterested stockholders.

Following the expiration of the two-year period, the corporation is prohibited from engaging in a “business combination” transaction with the interested stockholder, unless:

•	the business combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors before the person first became an interested stockholder;

•	the business combination is approved by a majority of the outstanding voting power of the corporation held by disinterested stockholders; or

•	the aggregate amount of the consideration to be received in the business combination by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested stockholder is at least equal to the higher of: (a) the highest price per share paid by the interested stockholder for any common shares acquired by the interested stockholder within two years immediately before the date of the announcement of the business combination or within two years immediately before, or in, the transaction in which the person became an interested stockholder, whichever is higher, and (b) the market value per common share on the date of the announcement of the business combination or on the date that the person first became an interested stockholder, whichever is higher.

In general, an “interested stockholder” is any person who is (i) the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within two years immediately before the date in question was the direct or indirect beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.

A “combination” is generally defined to include mergers or consolidations; any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions: (a) having an aggregate market value equal to more than five percent of the aggregate market value of the consolidated assets of the corporation, (b) having an aggregate market value equal to more than five percent of the aggregate market value of all outstanding shares of the corporation, (c) representing more than ten percent of the consolidated earning power or net income of the corporation; and certain other transactions, with an interested stockholder or an affiliate or associate of an interested stockholder.

The business combination statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer the Company’s stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statute. Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. This “control share” statute applies to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders of record (at least 100 of which are Nevada residents) and conducts business in Nevada resulting in ownership of the corporation’s then outstanding voting securities in excess of one of the following thresholds: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, and (iii) a majority or more. Once an acquirer crosses one of these thresholds by acquiring a controlling interest in the corporation, the shares which the acquirer acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest in the corporation become “control shares.” The acquirer is denied voting rights with respect to the control shares, unless stockholders representing a majority of the voting power of the corporation approve the granting of full voting rights to the control shares.

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As permitted under Nevada law, the Company has elected to “opt out” of the control share statute pursuant to a provision in its Bylaws.

Articles of Incorporation and Bylaws

The Company’s Articles of Incorporation and Bylaws include anti-takeover provisions that:

•

authorize the Board of Directors, without further action by stockholders, to issue shares of Preferred Stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and terms of that series;

•	require at least one-fifth of the outstanding shares of the Company’s stock to call special meetings;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to the Board of Directors to be brought before a stockholder meeting;

•	allow the Company’s directors to establish the size of the Board of Directors and fill vacancies on the Board created by an increase in the number of directors; and

•	provide that the Bylaws may be amended by the Board of Directors without stockholder approval.

Provisions of the Articles of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control of the Company or change in the Company’s Board of Directors or management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that stockholders might otherwise deem to be in their best interests.

Authorized and Unissued Shares

The Company’s authorized and unissued shares of Common Stock will be available for future issuance without stockholder approval. The Company may use additional shares for a variety of purposes, including future offerings to raise capital, to fund acquisitions and as employee, director and consultant compensation. The existence of authorized but unissued Common Stock could render more difficult, or discourage, an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The Company’s Articles of Incorporation authorize the issuance of 1,000,000 shares of “blank check” Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Company’s Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue shares of Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the value, voting power or other rights of holders of Common Stock. In addition, the Board of Directors may, under certain circumstances, issue Preferred Stock in order to delay, defer, prevent or make more difficult a change of control transaction such as a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management of the Company, even if those events were favorable to the interests of the Company’s stockholders. The Company currently has no outstanding shares of Preferred Stock.

Transfer Agent and Registrar

The transfer agent for the shares of the Company’s Common Stock is American Stock Transfer & Trust Company, LLC.

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DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests, which are called depositary shares, in shares of our Common Stock or of particular series of Preferred Stock. If we did that, we would deposit the Common Stock or Preferred Stock which is the subject of depositary shares with a depositary, which would hold that Common Stock or Preferred Stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the Common Stock or Preferred Stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that Common Stock or Preferred Stock.

While the deposit agreement relating to Common Stock or a particular series of Preferred Stock may have provisions applicable solely to Common Stock or that series of Preferred Stock, all deposit agreements relating to Common Stock or Preferred Stock we issue would include the following provisions:

Dividends and Other Distributions. Each time we pay a cash dividend or make any other type of cash distribution with regard to the Common Stock or to the Preferred Stock of a series, the depositary will receive, and will distribute to the holder of record of each depositary share relating to that Common Stock or to that series of Preferred Stock, an amount equal to the dividend or other distribution per depositary share. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Common Stock or Preferred Stock. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable Common Stock or series of Preferred Stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares. Whenever we redeem shares of a series of Preferred Stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares relating, in total, to the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting. Any time we send a notice of meeting or other materials relating to a meeting to the holders of Common Stock or a series of Preferred Stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the Common Stock or Preferred Stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of Common Stock or of the series of Preferred Stock which is represented by the depositary share.

Conversion. If shares of a series of Preferred Stock are convertible into Common Stock or other of our securities or property, holders of depositary shares relating to that series of Preferred Stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of Common Stock or other securities or property into which the number of shares of the series of Preferred Stock to which the depositary shares relate could at the time be converted.

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Amendment and Termination of a Deposit Agreement. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of Common Stock or the series of Preferred Stock to which they relate, will have to be approved by holders of a designated percentage of the depositary shares then outstanding. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the Common Stock or Preferred Stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of Common Stock or Preferred Stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

●	all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted, or

●	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the Common Stock or Preferred Stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

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DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $50,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $50,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The debt securities, if and when issued, will be direct, unsecured obligations of our Company and may be either senior debt securities or subordinated debt securities. We may issue debt securities in one or more issuances or series. An indenture, or a supplemental indenture, will set forth specific terms of each issue or series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

●	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

●	the total principal amount of the debt securities we are offering by that prospectus supplement;

●	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

●

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

●	the currency in which principal and interest, and any premium, will be payable;

●

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

●	any provisions regarding our right to prepay debt securities or the right of holders to require us to prepay debt securities;

●	the right, if any, of holders of the debt securities to convert them into Common Stock or other securities, including any contingent conversion provisions;

●	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

●	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

●	any special or modified events of default or covenants with respect to the debt securities; and

●	any other material terms of the debt securities.

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We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our Common Stock or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

●	events requiring adjustment to the conversion or exchange price;

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

●	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of a Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

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Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Asset

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of our properties and assets substantially as an entirety to any person, unless:

●

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of, and premium and interest, if any, on, the debt securities and the performance of the other covenants under the indenture; and

●

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due;

●	we fail to pay any interest within 30 days after it becomes due;

●

we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium or interest, if any, on, the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

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In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification of an Indenture

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

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From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

●	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, or premium or interest, if any, on, the debt securities or a redemption payment;

●	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

	o	to register the transfer or exchange of such debt securities;

	o	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

	o	to compensate and indemnify the trustee;

	o	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

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In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

●

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

●

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

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Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our Company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase Common Stock, Preferred Stock, depositary shares, debt securities or units. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. In the event that we issue warrants, we will distribute a prospectus supplement with regard to each issue of warrants. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

●

the securities which may be purchased by exercising the warrants (which may be Common Stock, Preferred Stock, depositary shares, debt securities or units consisting of two or more of those types of securities);

●	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

●	the period during which the warrants may be exercised;

●	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

●	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

●	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of Common Stock, Preferred Stock, depositary shares, debt securities or units at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Common Stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

●	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;

●	state whether we will apply to have the units traded on a securities exchange or securities quotation system; and

●	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and applicable prospectus supplements in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to one or more purchasers, including our affiliates, (iii) through agents, (iv) through a combination of any these methods, or (v) through any other method permitted by applicable law.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, includes, without limitation, through:

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

The securities may be distributed at a fixed price or prices, which may be changed, based on market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement relating to an offering of securities will set forth the terms of such offering, including:

●	the name or names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the name or names of any broker-dealers or placement agents;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in a prospectus supplement are underwriters of the securities offered by such prospectus supplement.

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If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters without a syndicate. Unless otherwise indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, and unless otherwise modified by FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in a prospectus supplement.

Delayed Delivery Contracts

If an applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Kirton McConkie PC, Salt Lake City, Utah, will pass upon the validity of any securities that we offer from time to time pursuant to this prospectus and any related prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2019 and December 31, 2018 and for the years ended December 31, 2019 and December 31, 2018, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of MSL, P.A., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.bktechnologies.com, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(1)	Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 4, 2020 (File No. 001-32644);

(2)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed on May 13, 2020, and June 30, 2020, filed on August 5, 2020 and September 30, 2020, filed on November 12, 2020;

(3)	Definitive Proxy Statement on Schedule 14A, filed on April 28, 2020 (File No. 001-32644);

(4)

Current Reports on Form 8-K filed on January 30, 2020, March 2, 2020, March 4, 2020 (other than the portions of such document not deemed to be filed), March 5, 2020 (other than the portions of such document not deemed to be filed), March 16, 2020, March 25, 2020, April 16, 2020, April 24, 2020, May 5, 2020, May 13, 2020 (other than the portions of such document not deemed to be filed), May 15, 2020 (other than the portions of such document not deemed to be filed), June 10, 2020, June 24, 2020, July 23, 2020, August 5, 2020 (other than the portions of such document not deemed to be filed), August 7, 2020 (other than the portions of such document not deemed to be filed), September 3, 2020 (other than the portions of such document not deemed to be filed), September 17, 2020, November 12, 2020 (other than the portions of such document not deemed to be filed); and November 13, 2020 (other than the portions of such document not deemed to be filed).

(5)

The description of our shares of Common Stock contained in our Registration Statement on Form 8-A, filed on October 13, 2005, as amended by the Current Report on Form 8-K12B, filed on March 28, 2019, and Exhibit 4.1 filed with the Form 10-K for the year ended December 31, 2019, filed on March 4, 2020 (File No. 001-32644), and any further amendment or report filed for the purpose of updating such description.

Whenever after the date of filing the registration statement of which this prospectus is a part, and until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of, and incorporated by reference into, this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

BK Technologies Corporation

Attention: Investor Relations

7100 Technology Drive

West Melbourne, FL 32904

(321) 984-1414

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Up to $15,000,000 of Shares

Common Stock

BK Technologies Corporation

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PROSPECTUS SUPPLEMENT

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ThinkEquity

January 31, 2023